ATG INC.                         News Release

FOR IMMEDIATE RELEASE

                    ATG, Inc FILES FOR CHAPTER 11 PROTECTION

          Hayward, Calif.--(BUSINESS WIRE)--December 4, 2001--ATG Inc. (Nasdaq:ATGC - news), a leading provider of low-level radioactive and low-level mixed waste treatment services, today announced that it has filed for protection and reorganization under Chapter 11 of the United States Bankruptcy Code.

          "We believe that our waste processing technologies and the market are basically sound. However, we were forced to seek protection under the court because of unexpected freezing of our cash accounts by our primary lender" said Doreen Chiu, President & CEO.

          "The waste processing facilities that the company operated have been safely secured. The facilities are under a strict stabilization program and the customers' waste is safeguarded. We have decided to seek protection of the courts to preserve the value inherent in ATG as we pursue financing alternatives including discussions with the bank to fund the critical radiological maintenance activities necessary to assure the health and safety of the public and the workers" said Doreen Chiu. "We are determined to work with the court and the bank to strive to provide the best value to our customers, creditors and shareholders. We ask for the patience and support of all of our stakeholders: customers, creditors, investors and employees, as we work our way through this process".

     About ATG

     ATG Inc. is a radioactive and hazardous waste management company that offers comprehensive thermal and non-thermal treatment solutions for low-level radioactive and low-level mixed waste generated by commercial, institutional and government clients such as nuclear power plants, medical facilities, research institutions and the U.S. Departments of Defense and Energy.


This news release may contain forward-looking statements pursuant to the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, without limitation, the Company's new products and services, ability to attract and retain key managers, competition and various factors set forth under "Factors Affecting Future Operating Results" in the Company's annual report on Form 10-K and such other risks detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
     ATG Inc.
     Doreen Chiu, (510)783-8200